UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2007

BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama	35244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 444-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock and Warrant Purchase Agreement

On August 6, 2007, BioCryst Pharmaceuticals, Inc. (the “Company”) entered into a Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with a group of institutional investors, all of whom are current shareholders of the Company (the “Investors”), for the private placement of 8,315,513 shares of the Company’s common stock, $0.01 par value (the “Shares”), and warrants to purchase 3,159,895 shares of the Company’s common stock (the “Warrants”), for an aggregate purchase price of $65.3 million. The private placement transaction is expected to close on August 9, 2007, subject to certain closing conditions.

The Shares will be sold to the Investors at a price of $7.80 per Share, which represents the consolidated closing bid price of the Company’s common stock on the Nasdaq Global Market on August 3, 2007. The Warrants have an exercise price of $10.25 per share and may be exercised at any time prior to the earlier to occur of the five-year anniversary of their issuance or the occurrence of certain reorganization transactions involving the Company as set forth in the Warrant. The exercise price and number of shares subject to the Warrant is subject to adjustment in the event of a stock dividend, subdivision or combination of stock, reclassification, rights offering or other similar change affecting all outstanding shares of the Company’s common stock.

The Company intends to use the net proceeds from the sale of the Shares and Warrants for general corporate purposes, which may include, but are not limited to, research and development activities, preclinical studies and clinical trials, manufacturing of compounds, capital expenditures and general working capital.

Under the Purchase Agreement, the Company has agreed to register for resale under the Securities Act the Shares, the Warrants and the shares issuable upon exercise of the warrants. If registration statements covering the Shares, Warrants and shares issuable upon exercise of the warrants (“Registration Statements”) are not filed by the Company or declared effective by the Securities and Exchange Commission within the periods specified in the Purchase Agreement, or if effectiveness of a Registration Statement is suspended for longer than the periods specified in the Purchase Agreement, the Company must pay to each Investor, as liquidated damages and not as a penalty, a cash payment equal to one and one-half percent (1.5%) of the aggregate purchase price paid by such Investor to the Company with respect to the Shares then held by such Investor which are not then registered under an effective registration statement, until such event has been cured. No such amounts shall be payable by the Company in respect of the Warrants or the Warrant Shares. The Company has agreed to maintain the effectiveness of the Registration Statements until the earlier of such time as the passage of two years from the closing date or all of the Shares, Warrants and shares issuable upon exercise of the Warrants may be sold under Rule 144(k) of the Securities Act or all of the Shares, Warrants and shares issuable upon exercise of the Warrants have been sold.

The Shares and Warrants to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to register the Shares, Warrants and shares of common stock issuable upon exercise of the Warrants for resale. This report does not constitute an offer or sale of any securities.

A copy of the Stock and Warrant Purchase Agreement is attached hereto as Exhibit 4.1 and incorporated by reference herein. A copy of the form of Warrant that will be issued to the Investors in the private placement is attached hereto as Exhibit 4.2 and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated into Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Stock and Warrant Purchase Agreement dated as of August 6, 2007, by and among BioCryst Pharmaceuticals, Inc. and each of the Investors identified on the signature pages thereto.
4.2	Form of Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2007	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Michael A. Darwin
Michael A. Darwin
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Stock and Warrant Purchase Agreement dated as of August 6, 2007, by and among BioCryst Pharmaceuticals, Inc. and each of the Investors identified on the signature pages thereto.
4.2	Form of Warrant.